Exhibit 99.1

Achieve Life Sciences Announces Refresh to Board of Directors

SEATTLE, Wash. and VANCOUVER, British Columbia, March 30, 2023 -- Achieve Life Sciences, Inc. (Nasdaq: ACHV), a late-stage pharmaceutical company committed to the global development and commercialization of cytisinicline for smoking cessation and nicotine dependence, today announced changes to the Company’s Board of Directors to continue to support the future direction of the Company.

As provided in the previously reported Cooperation Agreement, as amended, between the Company and certain of its shareholders, Mr. Stuart Duty, Mr. Thomas King, and Mr. Tom Sellig have been appointed to the Board of Directors and will be nominated for election at the Company’s Annual Meeting of Stockholders to be held in June 2023. Additionally, each of Mr. Donald Joseph, Dr. Martin Mattingly, and Mr. Jay Moyes will not be nominated for re-election at the Annual Meeting.

“We thank Mr. Joseph, Dr. Mattingly, and Mr. Moyes for their years of service to the Company and for their invaluable strategic guidance to Achieve through the Company’s growth and success,” commented Rick Stewart, Achieve’s Co-Founder and Chairman of the Board of Directors. “As we look to the future, we welcome three industry veterans who bring a wealth of leadership and experience that will be imperative as we continue to work to advance cytisinicline towards FDA approval and commercialization.”

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Mr. Stuart Duty is an experienced financial executive with over 30 years in finance and investment banking. Mr. Duty has focused primarily on biotechnology and specialty pharmaceuticals clients for much of his career, advising senior executives and boards on a range of financing activities and strategic transactions.  Mr. Duty is currently a Senior Advisor to Guggenheim Securities, LLC.  Previously, he held senior roles at Piper Jaffray, Montgomery Securities, and held operating roles at Oracle Partners and Curative Technologies.  Mr. Duty holds a B.A. in Biochemistry from Occidental College and an M.B.A from Harvard Business School.

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Mr. Thomas King has over 40 years of leadership experience in both publicly traded and privately owned biopharmaceutical organizations, ranging from large to development-stage companies. He currently serves on the board of directors of Satsuma Pharmaceuticals, Concentric Analgesics, Inc. and Kinaset Therapeutics, Inc. Previously, Mr. King served as President, Chief Executive Officer, and a member of the board of directors of each of Vivus Inc., Alexza Pharmaceuticals, Cognetix Inc., and Anesta Corporation. Mr. King received a B.A. in chemistry from McPherson College and an M.B.A. from the University of Kansas Graduate School of Business.

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Mr. Tom Sellig brings more than 30 years of global experience in the life sciences and pharmaceutical services industries.  He is currently Chief Executive Officer of Adare Pharma Solutions, a global technology-driven Contract Development and Manufacturing Organization.  Mr. Sellig previously served as Chief Executive Officer of LabConnect, a clinical trial laboratory services organization. He received his B.A. in Economics from Vanderbilt University and an M.B.A from New York University.

Investors are invited to read the Company's Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 6, 2023, for a further description of these events.

About Achieve and Cytisinicline

Achieve’s focus is to address the global smoking health and nicotine addiction epidemic through the development and commercialization of cytisinicline. Tobacco use is currently the leading cause of preventable death that is responsible for more than eight million deaths worldwide and nearly half a million deaths in the United States annually.1,2 More than 87% of lung cancer deaths, 61% of all pulmonary disease deaths, and 32% of all deaths from coronary heart disease are attributable to smoking and exposure to secondhand smoke.2

In addition, there are over 9 million adults in the United States who use e-cigarettes, also known as vaping.3 While nicotine e-cigarettes are thought to be less harmful than combustible cigarettes, they remain addictive and can deliver harmful chemicals which can cause lung injury or cardiovascular disease.4 In 2021, e-cigarettes were the most commonly used tobacco product reported by 1.72 million high school students.5 Research shows adolescents who have used e-cigarettes are seven times more likely to become smokers one year later compared to those who have never vaped.6 Currently, there are no FDA-approved treatments indicated specifically as an aid to nicotine e-cigarette cessation.

Cytisinicline is a plant-based alkaloid with a high binding affinity to the nicotinic acetylcholine receptor. It is believed to aid in treating nicotine addiction for smoking and e-cigarette cessation by interacting with nicotine receptors in the brain, reducing the severity of withdrawal symptoms, and reducing the reward and satisfaction associated with nicotine products. Cytisinicline is an investigational product candidate being developed for treatment of nicotine addiction and has not been approved by the Food and Drug Administration for any indication in the United States. For more information on cytisinicline and Achieve visit www.achievelifesciences.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing and nature of cytisinicline clinical development, data results and commercialization activities, the potential market size for cytisinicline, the potential benefits, safety and tolerability of cytisinicline, the ability to discover and develop new uses for cytisinicline, including but not limited to as an e-cigarette cessation product, and the development and effectiveness of new treatments. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Achieve may not actually achieve its plans or product development goals in a timely manner, if at all, or otherwise carry out its intentions or meet its expectations or projections disclosed in these forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including, among others, the risk that cytisinicline may not demonstrate the hypothesized or expected benefits; the risk that Achieve may not be able to obtain additional financing to fund the development of cytisinicline; the risk that cytisinicline will not receive regulatory approval or be successfully commercialized; the risk that new developments in the smoking cessation landscape require changes in business strategy or clinical development plans; the risk that Achieve’s intellectual property may not be adequately protected; general business and economic conditions; risks related to the impact on our business of the COVID-19 pandemic or similar public health crises and the other factors described in the risk factors set forth in Achieve’s filings with the Securities and Exchange Commission from time to time, including Achieve’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Achieve undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable.

Investor Relations Contact

Rich Cockrell

achv@cg.capital

(404) 736-3838

Media Contact

Glenn Silver

Glenn.Silver@Finnpartners.com

(646) 871-8485

References

1 World Health Organization. WHO Report on the Global Tobacco Epidemic, 2019. Geneva: World Health Organization, 2017.

2 U.S. Department of Health and Human Services. The Health Consequences of Smoking – 50 Years of Progress. A Report of the Surgeon General, 2014.

3Cornelius ME, Loretan CG, Wang TW, Jamal A, Homa DM. Tobacco Product Use Among Adults — United States, 2020. MMWR Morb Mortal Wkly Rep 2022;71:397–405.

4Ogunwale, Mumiye A et al. (2017) Aldehyde Detection in Electronic Cigarette Aerosols. ACS omega 2(3): 1207-1214. DOI: 10.1021/acsomega.6b00489].

5Gentzke AS, Wang TW, Cornelius M, et al. Tobacco Product Use and Associated Factors Among Middle and High School Students – National Youth Tobacco Survey, United States, 2021. MMWR Surveill Summ 2022;71(no. SS-5):1-29. DOI: 10.15585/mmwr.ss7105a1.

6Elizabeth C. Hair, Alexis A. Barton, Siobhan N. Perks, Jennifer Kreslake, Haijun Xiao, Lindsay Pitzer, Adam M. Leventhal, Donna M. Vallone, Association between e-cigarette use and future combustible cigarette use: Evidence from a prospective cohort of youth and young adults, 2017–2019, Addictive Behaviors, Volume 112, 2021, 106593, ISSN 0306-4603. DOI: 10.1016/j.addbeh.2020.106593.